Exhibit 23.1

Consent of Independent Auditor

We consent to the use in this Form 8-K/A of our report dated July 10, 2020, relating to the financial statements of Black Bird Potentials Inc., a Wyoming corporation, appearing in this Form 8-K/A.

/s/ FARMER, FUQUA & HUFF, P.C.

Farmer, Fuqua & Huff, P.C.

Richardson, TX

July 10, 2020